Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:    Media Relations     CarolAnn Hibbard, 508.661.2264, news@ameresco.com
Investor Relations     Suzanne Messere, 508.598.3044, ir@ameresco.com

Ameresco Reports First Quarter 2014 Financial Results

•	First quarter revenues of $100.7 million
•First quarter net loss of $8.3 million
•First quarter net loss per basic and diluted share of $0.18

FRAMINGHAM, MA - May 8, 2014 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended March 31, 2014. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. The prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

“We experienced some positives in the first quarter,” stated George P. Sakellaris, President and Chief Executive Officer of Ameresco. “Revenues were ahead of our expectations and contracted backlog increased 15% year-over-year. While the backlog improvement was encouraging, conversion of awarded projects continues to be challenging. We remain on track to deliver 2014 financial results within our guidance.”

Revenues for the first quarter of 2014 were $100.7 million, compared to $110.1 million in 2013, or a decrease of 9%. The first quarter 2014 operating loss was $6.8 million, compared to an operating loss of $2.1 million in 2013. First quarter 2014 adjusted EBITDA, a non-GAAP financial measure, was a loss of $0.9 million, compared to $4.3 million in 2013. The first quarter 2014 net loss was $8.3 million, compared to a net loss of $1.9 million in 2013. First quarter 2014 net loss per basic and diluted share was $0.18, compared to a net loss of $0.04 in 2013.

Additional First Quarter 2014 Operating Highlights:

•	Project revenues were $53.4 million for the first quarter of 2014, a decrease of 18% year-over-year.

•	Revenues from other service offerings was $47.3 million for the first quarter of 2014, an increase of 6% year-over-year.

•	Total construction backlog was $1.36 billion as of March 31, 2014 and consisted of:

•
$395.1 million of fully-contracted backlog of signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next 12-24 months, on average; and

•	$963.6 million of awarded projects representing projects in development for which we do not have signed contracts.

FY 2014 Guidance
Ameresco is reaffirming our revenue guidance for the fiscal year ending December 31, 2014. We continue to expect to earn revenues in the range of $560 million to $600 million in 2014. However, we are updating our estimated tax rate for 2014 due to investment tax credits (ITCs) related to renewable energy plants that have been or are being placed into operation in 2014. As such, the Company now expects net income for 2014 to be in the range of $8 million to $14 million. In addition, we have updated the revenue assumptions for 2014 to reflect conversion of awarded projects to signed contracts. Our assumptions for 2014 guidance are as follows: project revenues from contracted backlog of approximately $265 million; project revenues from awarded projects and proposals in the range of $105 million to $130 million; the remainder of revenues from all other service offerings; gross margin in the range of 18-20%; and an effective income tax rate of 3%.

Webcast Reminder
Ameresco will hold its earnings conference call today, May 8th, at 8:30 a.m. Eastern Time with President and Chief Executive Officer, George Sakellaris, and Vice President and Chief Financial Officer, Andrew Spence, to discuss details regarding the Company’s first quarter 2014 results, business outlook and strategy. Participants may access it by dialing domestically 877.359.9508 or internationally 224.357.2393. The passcode is 31097165. Participants are advised to dial in at least ten minutes prior to the call to register. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA and adjusted free cash flow, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled "Exhibit A: Non-GAAP Financial Measures". For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures in the accompanying tables.

Prior Period Financial Results
Certain prior period cash flow information included in the accompanying tables has been revised from amounts previously reported to reflect a change in the manner that we present the amounts to be paid by various U.S. federal government agencies for work performed and earned by us under specific energy savings performance contracts on the consolidated statements of cash flows.  We previously classified the advances from the investors in these projects as operating cash flows; however, we concluded during the fourth quarter of 2013 that these advances would be better classified as financing cash flows. The use of the cash received under these arrangements to pay project costs continues to be classified as operating cash flows. For more information, see the prepared remarks posted to the “Investor Relations” section of the Company’s website and furnished with the Company’s Current Report on Form 8-K dated May 8, 2014.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for facilities throughout North America.  Ameresco’s services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants.  Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers.  With its corporate headquarters in Framingham, MA, Ameresco provides local expertise through its 70 offices in 33 states, five Canadian provinces and the United Kingdom.  Ameresco has more than 900 employees. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the U.S. Securities and Exchange Commission on March 17, 2014. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,740	$17,171
Restricted cash	15,815	15,497
Accounts receivable, net	76,420	86,008
Accounts receivable retainage	15,250	21,019
Costs and estimated earnings in excess of billings	49,754	71,204
Inventory, net	9,231	10,257
Prepaid expenses and other current assets	8,815	10,177
Income tax receivable	8,321	3,971
Deferred income taxes	4,843	4,843
Project development costs	11,161	9,686
Total current assets	220,350	249,833
Federal ESPC receivable	47,345	44,297
Property and equipment, net	8,254	8,699
Project assets, net	214,639	210,744
Deferred financing fees, net	5,301	5,320
Goodwill	53,659	53,074
Intangible assets, net	8,483	10,253
Other assets	23,066	22,440
Total assets	$581,097	$604,660
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$13,734	$12,974
Accounts payable	65,598	88,733
Accrued expenses and other current liabilities	12,243	11,947
Billings in excess of cost and estimated earnings	13,723	16,933
Income taxes payable	—	615
Total current liabilities	105,298	131,202
Long-term debt, less current portion	107,476	103,222
Federal ESPC liabilities	47,820	44,297
Deferred income taxes	14,707	11,318
Deferred grant income	8,041	8,163
Other liabilities	29,574	29,652
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 27,975,817 shares issued and outstanding at March 31, 2014, 27,869,317 shares issued and outstanding at December 31, 2013	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at March 31, 2014 and December 31, 2013	2	2
Additional paid-in capital	103,625	102,587
Retained earnings	162,813	171,094
Accumulated other comprehensive income, net	1,726	3,112
Non-controlling interest	12	8
Total stockholders’ equity	268,181	276,806
	$581,097	$604,660

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues	$100,731	$110,136
Cost of revenues	83,177	88,617
Gross profit	17,554	21,519
Selling, general and administrative expenses	24,339	23,601
Operating loss	(6,785)	(2,082)
Other expenses, net	1,732	465
Loss before benefit for income taxes	(8,517)	(2,547)
Income tax benefit	(236)	(623)
Net loss	$(8,281)	$(1,924)
Net loss per share attributable to common shareholders:
Basic	$(0.18)	$(0.04)
Diluted	$(0.18)	$(0.04)
Weighted average common shares outstanding:
Basic	45,909,995	45,327,237
Diluted	45,909,995	45,327,237
OTHER NON-GAAP DISCLOSURES
Adjusted EBITDA:
Operating loss	$(6,785)	$(2,082)
Depreciation and amortization of intangible assets	5,149	5,698
Stock-based compensation	718	671
Adjusted EBITDA	$(918)	$4,287
Adjusted EBITDA margin	(0.9)%	3.9%
Adjusted free cash flow:
Cash flows from operating activities	$2,352	$(33,620)
Less: purchases of property and equipment	(266)	(1,094)
Plus: proceeds from federal ESPC projects	3,522	6,555
Adjusted free cash flow	$5,608	$(28,159)
Construction backlog:
Awarded(1)	$963,611	$1,164,907
Fully-contracted	395,072	343,829
Total construction backlog	$1,358,683	$1,508,736

(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
		(Revised)
Cash flows from operating activities:
Net loss	$(8,281)	$(1,924)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation of project assets	3,637	4,010
Depreciation of property and equipment	694	797
Amortization of deferred financing fees	299	84
Amortization of intangible assets	818	891
Provision for bad debts	244	42
Unrealized gain on interest rate swaps	(129)	(389)
Stock-based compensation expense	718	671
Deferred income taxes	3,833	(1,049)
Excess tax benefits from stock-based compensation arrangements	—	(139)
Changes in operating assets and liabilities:
Restricted cash	(508)	(398)
Accounts receivable	8,847	(4,186)
Accounts receivable retainage	5,565	1,202
Federal ESPC receivable	(3,047)	(9,674)
Inventory	1,026	(1,992)
Costs and estimated earnings in excess of billings	21,229	18,620
Prepaid expenses and other current assets	1,221	876
Project development costs	(1,478)	(1,645)
Other assets	(2,087)	154
Accounts payable, accrued expenses and other current liabilities	(22,101)	(38,098)
Billings in excess of cost and estimated earnings	(3,137)	962
Other liabilities	(40)	(1,369)
Income taxes payable	(4,971)	(1,066)
Cash flows from operating activities	2,352	(33,620)
Cash flows from investing activities:
Purchases of property and equipment	(266)	(1,094)
Purchases of project assets	(8,331)	(12,856)
Grant awards and rebates received on project assets	—	1,291
Acquisitions, net of cash received	—	(1,808)
Cash flows from investing activities	(8,597)	(14,467)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	—	139
Payments of financing fees	(287)	(40)
Proceeds from exercises of options	320	855
Proceeds from senior secured credit facility	8,000	—
Proceeds from Federal ESPC projects	3,522	6,555
Non-controlling interest	4	(65)
Restricted cash	183	722
Payments on long-term debt	(2,720)	(3,806)
Cash flows from financing activities	9,022	4,360
Effect of exchange rate changes on cash	792	1,342
Net increase (decrease) in cash and cash equivalents	3,569	(42,385)
Cash and cash equivalents, beginning of period	17,171	63,348
Cash and cash equivalents, end of period	$20,740	$20,963

Exhibit A: Non-GAAP Financial Measures

We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the tables above.

We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, impairment of goodwill and stock-based compensation expense. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company’s operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, impairment of goodwill and stock-based compensation expense.

Our management uses adjusted EBITDA: as a measure of operating performance, because it does not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Adjusted Free Cash Flow
We define adjusted free cash flow as cash flows from operating activities, less purchases of property and equipment, plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted free cash flow as a measure of operating performance because it captures all sources of cash associated with our revenue generated by operations.